                                                                     EXHIBIT 4.2


Form of [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Security

                  If the Holder of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Global Security and the following two legends apply:

                  Unless this Note is presented by an authorized representative of The Depository Trust Company [(55 Water Street, New York, New York)] to the issuer or its agent for registration of transfer, exchange or payment, and such
Note issued is registered in the name of ______________________, or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof,______________________ , has an interest herein.

                  Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

                               [FACE OF SECURITY]

                          CROWN AMERICAN REALTY TRUST

___% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes Due________

No. _________________                                $__________________

                  CROWN AMERICAN REALTY TRUST, a Maryland a real estate investment trust (herein referred to as "Crown," which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of _________________________ Dollars, on ____________ (the "Stated Maturity") [or date fixed for earlier redemption (the "Redemption Date," and with respect to principal repayable on such date, the "Maturity Date")], and to pay interest thereon from ________________ or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______________ and ________________ in each year (each, an "Interest Payment Date"), commencing __________, at the rate of _________% per annual, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _______ or _____ (whether or not a Business Day), as the case may be, next preceding such Interest payment Date [at the office or agency of Crown maintained for such purpose; provided, however, that such interest may be paid, at Crown's option, by mailing a check to such Holder at its registered address or by transfer of fund to an account maintained by such Holder within the United States]. Any such interest or so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The principal of this Note payable on the Stated Maturity Date [or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date] will be paid against presentation of this Note at the office or agency of Crown maintained for that purpose in _______________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest payable on this Note on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date], as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ________________, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date], as the case may be. If any Interest Payment Date or the [Stated] Maturity Date or [Redemption

Date] falls on a day that is not a Business Day, as defined below, principal, premium, if any and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to be closed.

                  [If this Note is a Global Security, all payments of principal, premium if any, any interest in respect of this Note will be made by Crown in immediately available funds.]

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Crown has caused this instrument to be duly executed under its facsimile seal.


Date:

                                        CROWN AMERICAN REALTY TRUST

                                        By:

                                        Name: Title:


                                        ----------------------------
Attest:


---------------------
Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

By:


------------------------
Authorized Officer

SEAL

                             [REVERSE OF SECURITY]

                          CROWN AMERICAN REALTY TRUST

__% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes Due_________

                  This Note is one of a duly authorized issue of [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes of Crown (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ____________, (herein called the "Indenture") between Crown and __________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of Crown, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "_______% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes due ______________" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $___________ (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  1. Interest. Crown promises to pay interest on the principal amount of this Security at the rate per annum shown above. Crown will pay interest semiannually on _____________ and ___________ of each year beginning _________ 19__. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________, ________; provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

                  2. Method of Payment. Crown will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the _________ or __________ next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal payments. Crown will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Crown, however, may pay principal and interest by its check payable in such money. It may mail an interest check to Holder's registered address.

                  3. Registrar and Agents. Initially, _____________ will act as Security Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. Crown may change any Security Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. Crown or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of _____________________________
_________________________________, Attention: _______________________________.

                  4. Indenture; Limitations. Crown issued the Securities as a series of its Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said TIA for a statement of them.

                  The Securities are general unsecured obligations of Crown limited to $_________ principal amount. The Indenture imposes certain limitations on the ability of Crown to, among other things, make payments in respect of its Capital Shares, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

                  5. Optional Redemption by Crown. Crown may, at its option, redeem the Securities, in whole or from time to time in part, on any date subsequent to ______________, _________ at ___% of the principal amount thereof, plus accrued interest to the Redemption Date; provided, however, that Securities will be immediately redeemable by Crown to the extent deemed sufficient by Crown to prevent the Holder of such Securities or any other person having an interest therein in excess of the Ownership Limit.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $_________ principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

                  [7.] Conversion. A Holder of a Security may convert such Security into _______ Shares at any time after _______, _______ and before the close of business on ________. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial Conversion Price is $_____________ per share, subject to adjustment in certain events (such conversion price, as adjusted, the "Conversion Price"). To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date. Crown will deliver a check for any fractional share.

                  To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on _______ Shares issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

                  If Crown is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into _______ Shares may be changed into a right to convert it into securities, cash or other assets of Crown or another Person.

                  Notwithstanding the foregoing, a Holder may not convert any Security, and the Security shall not be convertible, if as a result of such conversion the Holder or any other Person would, or, in the determination of the Board of Trustees, might then be deemed, directly or indirectly, to have acquired or be holding Capital Shares in excess of such Holder's or other Person's Ownership Limit.

                  [8.] Subordination. This Security is subordinated and junior in right of payment to all Senior Indebtedness of Crown. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

                  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

                  [9.] Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of Crown designated as its ____% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes due ________ [Series ________] limited in aggregate principal amount to $_______. The Securities are in registered form without coupons in denominations of $___________ principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  [10.] Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

                  [11.] Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, subject to applicable law, the Trustee and the Paying Agent will pay the money back to Crown at its request. After that, Holders may look only to Crown for payment.

                  [12.] Discharge Prior to Redemption or Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

                  [13.] Supplemental Indenture. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, Crown may supplement the Indenture, to among other things, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights or any Holder.

                  [14.] Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

                  [15.] Defaults and Remedies. If an Event of Default with respect to these Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of certain continuing defaults (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. Crown is required to file periodic reports with the Trustee as to the absence of any default or Event of Default.

                  [16.] Trustee Dealings with Crown. ______________, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Crown or its Affiliates, and may otherwise deal with Crown or its Affiliates, as if it were not Trustee.

                  [17.] No Recourse Against Others. No shareholder, trustee, officer or incorporator, as such, past, present or future, of Crown or any successor trust shall have any liability for any obligation of Crown under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations, or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  [18.] Authentication. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

                  [19.] Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entities), JT TEN (=Joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                  Crown will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to: Crown American Realty Trust, Pasquerilla Plaza, Johnstown, Pennsylvania 15901, Attention:______________________ .

                                ASSIGNMENT FORM

                  If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

                  For value received, I or we assign and transfer this Security to

                  (INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) (Print or type assignee's name, address and zip code)

and irrevocably appoint----------------------------------------------------agent to transfer this Security on the books of Crown. The agent may substitute another to act for him.

Date:

Your signature:


-----------------------------
(Sign exactly as your name
appears on the other side of
this Security)


Signature Guarantee:


-----------------------------

                               CONVERSION NOTICE

                  To convert this Security into __________ Shares of Crown, check the box: [ ]

                  To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $_________ or any multiple thereof): $__________

                  If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                  (INSERT OTHER PERSON'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER) (Print or type assignee's name, address and zip code)

Date:

Your signature:

-----------------------------

(Sign exactly as your name
appears on the other side of
this Security)

Signature Guarantee By:


-----------------------------